UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 21, 2009

INVERSO CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50898 (Commission File Number)	34-1996527 (I.R.S. Employer Identification No.)

(Address of principal executive offices) (zip code)

(Registrant’s telephone number, including area code)

1362 Springfield Church Road Jackson Center, PA 16133 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02    Termination of a Material Definitive Agreement

On December 18, 2009, the License Agreements with Altman Enterprises, LLC and Marv Enterprises, LLC were mutually terminated as the licensors never received or had ownership of the preferred shares were were obligated to issue to them.  One License Agreement was entered into with Altman Enterprises, LLC, wherein we obtained the exclusive right to use two U.S. provisional patents for technologies used in the treatment of auto-immune diseases, and the other License Agreement was entered into with Marv Enterprises, LLC, wherein we obtained the exclusive right to use two U.S. provisional patents for technologies used for treatment of blood borne carcinomas and sequential extracorporeal treatment of blood.

Each of Altman and Marv agreed to relinquish their rights to 1,234,074 and 617,037 shares, respectively, of our Series A Convertible Preferred Stock, which they had not yet received.

Section 5 – Corporate Governance and Management

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on December 21, 2009, (i) William A. Hartman resigned as our President, Chief Executive Officer, and as a Director, (ii) Bonnie L. Hartman resigned as our Treasurer and as a Director, and (iii) Heidi H. Carl resigned as our Director of Marketing and Planning and as a Director.  None of the individuals will remain with the company in any capacity.  No replacements have been chosen at this time.

William A.  Hartman agreed to relinquish his rights to 1,851,111 shares of our Series A Convertible Preferred Stock, which he never received.

Item 5.01    Change in Control of Registrant

As a result of the relinquishment of rights to a total of 3,702,222 shares of our Series A Convertible Preferred Stock, as described above, which constitutes all of the Series A Convertible Preferred Stock that was previously considered to be issued and outstanding, and which shares held super-voting rights of 100 votes per share, voting control of the company now rests with the holders of our common stock.  There are a total of 49,232,890 shares of our common stock outstanding and held by 15 shareholders.

The following table sets forth, as of December 22, 2009, certain information with respect to the Company’s equity securities owned of record or beneficially by each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities.

Name and Address (1)	Common Stock Ownership	Percentage of Common Stock Ownership (2)

Nutmeg Mercury Fund, LLLP (3)	19,964,033	40.55%

Nutmeg Fortuna Fund, LLLP (3)	13,005,061	26.42%

Nutmeg Patriot Fund, LLLP (3)	6,635,912	13.48%

Nutmeg Group, LLC (3)	4,260,405	8.65%

Total Shares Outstanding	49,232,890

(1)	The address of record for each of the shareholders identified in the table is c/o Barnes & Thornburg LLP, 1 North Wacker Drive, Suite 4400, Chicago, IL 60606.
(2)
Based on 49,232,890 shares of common stock issued and outstanding.  Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(3)
Randall S. Goulding previously exercised voting and/or dispositive power over the securities held by the Nutmeg Fortuna Fund, LLLP (13,005,061 shares), Nutmeg Group, LLC (4,260,405 shares), Nutmeg Patriot Fund, LLLP (6,635,912 shares), and the Nutmeg Mercury Fund, LLLP (19,964,033 shares).  However, pursuant to an action brought by the Securities and Exchange Commission against Mr. Goulding and the above-named funds, voting and dispositive power has been placed in the hands of a court-appointed receiver, Leslie Weiss, c/o Barnes & Thornburg LLP, 1 North Wacker Drive, Suite 4400, Chicago, IL  60606.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2009	INverso Corp., a Delaware corporation

/s/ William A. Hartman
	By:	William A. Hartman
	Its:	Outgoing President